SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

NEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421

(Address of principal executive offices)

423-296-8213

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Next, Inc. (the “Company”) has entered into an amendment dated August 12, 2005 (the “Amendment”), to its Amended and Restated Credit Agreement dated April 15, 2004 by and between the Company and National City Bank of Indiana (the “Bank”). Pursuant to the Amendment, the Bank: (1) has increased the cap on finished goods from $720,000 to $1,220,000 until November 30, 2005, (2) has increased the account concentration limit for a retailer from $2,000,000 to $3,000,000 until November 30, 2005, (3) has increased the line of credit from $9,000,000 to $9,500,000 until November 30, 2005, (4) has increased the personal guaranty from the Company’s CEO, William Hensley from $500,000 to $1,000,000 until November 30, 2005, (5) has decreased the advance rate on eligible receivables from 85% to 80%, (6) has consented to a subordinated debt agreement executed by Next Investors, LLC and the Company, and (7) consented to the Company’s acquisition of Sports-2-Schools, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date: August 12, 2005

        By: /s/ Charles L. Thompson

        Charles L. Thompson

        Chief Financial Officer